UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 854-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Reptron Electronics, Inc. (the “Company”) announced today that it will commence distribution of its new shares of common stock and new bonds on Monday, March 22, 2004. These distributions will be made in accordance with the process defined in the Company’s Plan of Reorganization which became effective on February 3, 2004. The common shares will initially carry the symbol “RPRNV”, with the last letter, “V” being eliminated after the distribution of all new shares has been completed. The Company’s old shares of common stock and old bonds will simultaneously be cancelled. The new shares will be traded on the OTCBB.

The Company also announced the resignation of Neil Subin as a director of the Company. Mr. Subin announced that he is resigning due to time constraints and other business and personal commitments.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release of Reptron Electronics, Inc., dated March 19, 2004 (furnished pursuant to Item 5 of Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC..
(Registrant)

March 19, 2004	By:	/s/ Paul J. Plante
Paul J. Plante
President, Chief Executive Officer and
Principal Accounting Officer